For Immediate Release

FORWARD INDUSTRIES REPORTS SECOND QUARTER EPS OF $.08 VS. $.03;

QUARTERLY NET INCOME RISES 156% ON 28% SALES INCREASE

Pompano Beach, FL, April 21, 2004 - Forward Industries, Inc. (Nasdaq:FORD), a designer and distributor of custom carrying case solutions, today announced results for the three and six-month periods ended March 31, 2004.

Fiscal Second Quarter 2004 Highlights:
Compared to fiscal second quarter 2003

  Net sales rose 28% to $5.0 million on higher sales of cellular phone products to Nokia and Motorola, as well as greater sales of diagnostic cases.

  Income from operations increased 355% to $558,000.

  Net income increased 156% to $490,000 or $.08 per diluted share.

Fiscal First Half 2004 Highlights:
Compared to the six months ended March 31, 2003

  Net sales declined 1% to $9.5 million.

  Income from operations increased 9% to $727,000.

  Net income declined 9% to $681,000 or $.11 per diluted share.

The tables accompanying this release set forth the Company's unaudited consolidated statements of income and balance sheets for the periods, which are derived from the Company's unaudited consolidated financial statements included in Form 10-QSB.

Jerome E. Ball, Chairman and Chief Executive Officer of Forward, stated, "We are extremely pleased with the results for the quarter.  Our sales increase was driven largely by the strength in our cellular phone products, including carrying solutions and enhancement products.  In the quarter, we enjoyed higher sales to Nokia and greater sales of accessory products for Motorola phones, both direct to Motorola and through our license agreement.  The strength of the Euro also contributed to the sales level.  The increased sales of our cellular phone products and diabetic monitoring kit cases produced an impressive quarter and put us in position for another strong year.

"In addition to robust sales growth, our business displayed substantial operating leverage, highlighted by a 355% increase in operating income on a 28% increase in sales.  Selling, general and administrative expenses declined as a percentage of sales, from 28% in the second quarter of 2003 to 23% in the 2004 quarter.  We are proud to note that in the second quarter, each additional dollar of sales beyond the sales level in the same quarter of 2003 generated $.40 of operating income."

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Forward Industries, Inc. News Release	Page 2
April 21, 2004

Mr. Ball also stated, "Our financial position continues to be strong, with cash of over $3.0 million, no long-term debt or borrowings outstanding under our credit facilities and working capital of $5.6 million as of March 31, 2004."

Mr. Ball concluded, "We remain very optimistic about our outlook for the year as a whole due to the strong demand we are experiencing for our products, our expectation that this trend will continue, and the Company's substantial operating leverage.  We look forward to reporting on our progress."

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the "Motorola" brand name.  Forward's products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

Statements in this press release other than statements of historical fact are "forward-looking statements."  Such statements are subject to certain risks and uncertainties, identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements.  These forward-looking statements represent the Company's judgment as of the date of the release.  The Company disclaims, however, any obligation to update these forward-looking statements.

CONTACT: -or-	INVESTOR RELATIONS COUNSEL
Forward Industries, Inc.	The Equity Group Inc.
Jerome E. Ball, CEO	Loren Mortman
(954) 419-9544	(212) 836-9604
lmortman@equityny.com
www.theequitygroup.com

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Forward Industries, Inc. News Release	Page 3
April 21, 2004

FORWARD INDUSTRIES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003
Net sales..............................................................................	$ 5,000,995	$ 3,903,559	$ 9,493,968	$ 9,595,200
Cost of goods sold.............................................................	3,316,224	2,704,059	6,339,516	6,555,681
Gross profit..........................................................................	1,684,771	1,199,500	3,154,452	3,039,519

Operating expenses:
Selling..........................................................................	681,111	577,589	1,409,333	1,252,008
General and administrative.......................................	445,522	499,371	1,017,655	1,119,359
Total operating expenses....................................	1,126,633	1,076,960	2,426,988	2,371,367

Income from operations.....................................................	558,138	122,540	727,464	668,152

Other income (expense):
Interest expense....................................................	--	(1,288)	--	(2,689)
Interest income......................................................	1,968	1,702	4,193	4,838
Other income (expense).......................................	(25,813)	59,579	15,784	96,376
Total other income (expense) .............................	(23,845)	59,993	19,977	98,525

Income before provision (benefit) for income taxes......	534,293	182,533	747,441	766,677
Provision (benefit) for income taxes................................	44,700	(8,600)	66,311	16,400

Net income ..........................................................................	$ 489,593	$ 191,133	$ 681,130	$ 750,277

Net income per common and common equivalent share
Basic...........................................................................	$ 0.08	$ 0.03	$ 0.11	$ 0.13
Diluted.......................................................................	$ 0.08	$ 0.03	$ 0.11	$ 0.13

Weighted average number of common and common equivalent shares outstanding
Basic...........................................................................	6,101,108	5,783,774	6,063,077	5,798,841
Diluted.......................................................................	6,414,501	5,953,929	6,370,807	5,883,918

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Forward Industries, Inc. News Release	Page 4
April 21, 2004

FORWARD INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2004	2003
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents............................................................................................	$ 3,054,965	$ 2,125,300
Accounts receivable - net ............................................................................................	2,941,585	3,460,085
Inventories........................................................................................................................	854,628	708,235
Prepaid expenses and other current assets.................................................................	228,752	197,476
Deferred tax asset............................................................................................................	58,700	58,700
Total current assets......................................................................................................	7,138,630	6,549,796

Property, plant, and equipment - net...............................................................................	211,735	258,323
Deferred tax asset...............................................................................................................	331,300	331,300
Other assets.........................................................................................................................	38,227	40,607
TOTAL ASSETS...........................................................................................................	$ 7,719,892	$ 7,180,026

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable...........................................................................................................	$ 1,303,955	$ 1,140,960
Accrued expenses and other current liabilities...........................................................	253,660	743,450
Total current liabilities.................................................................................................	1,557,615	1,884,410

Commitments and contingencies

Shareholders' equity:
Preferred stock, 4,000,000 authorized shares, par value $.01; none issued.............	--	--
Common stock, 40,000,000 authorized shares, par value $.01; 6,641,231 and 6,502,731 shares issued at March 31, 2004 and September 30, 2003, respectively (including 529,090 and 527,090 held in treasury, respectively)............................	66,412	65,027
Paid-in capital...................................................................................................................	8,675,969	8,487,438
Accumulated deficit........................................................................................................	(1,802,283)	(2,483,413)
	6,940,098	6,069,052
Less: Cost of shares in treasury....................................................................................	(777,821)	(773,436)
Total shareholders' equity...........................................................................................	6,162,277	5,295,616

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.........................................	$ 7,719,892	$ 7,180,026

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